REPORT ON SCHEDULES
                               -------------------

The  Board  of  Directors
Delta  Woodside  Industries,  Inc.

Under date of August 13, 1999, we reported on the consolidated balance sheets of Delta Woodside Industries, Inc. as of July 3, 1999 and June 27, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended July 3, 1999, as contained in the 1999 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules for each of the years in the three-year period ended July 3, 1999, as listed on in Item 14(d) of Form 10-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedules based on our audit.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                            /s/  KPMG  LLP
                                            ---------------
Greenville, South Carolina                       KPMG  LLP
August  13,  1999



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The  Board  of  Directors
Delta  Woodside  Industries,  Inc.

We consent to the incorporation by reference in the registration statements (Delta Woodside Industries, Inc. Stock Option Plan - Nos. 33-38930, 333-01381 and 333-45767; Delta Woodside Industries, Inc. Incentive Stock Award Plan - Nos. 33-38931, 333-01383 and 333-45771; Delta Woodside Industries, Inc. Long-term Incentive Stock Award Plan No. 333-45769) on Form S-8 of Delta Woodside Industries, Inc., of our reports dated August 13, 1999, relating to the consolidated balance sheets of Delta Woodside Industries, Inc. as of July 3, 1999 and June 27, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended July 3, 1999, and related schedules, which reports are incorporated by reference or appear in the 1999 annual report on Form 10-K of Delta Woodside Industries, Inc.


                                            /s/  KPMG  LLP
                                            ---------------
Greenville, South Carolina                       KPMG  LLP
September  29,  1999

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